UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 11, 2006 (January 3, 2006)

Journal Register Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12955	22-3498615
(Commission File Number)	(IRS Employer Identification No.)

50 West State Street, Trenton, New Jersey	08608
(Address of Principal Executive Offices)	(Zip Code)

(609) 396-2200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 3, 2006, Julie A. Beck, 43, was appointed Senior Vice President and Chief Financial Officer of Journal Register Company (the “Company”). Ms. Beck will also serve as Principal Accounting Officer and Principal Financial Officer of the Company. Ms. Beck joins the Company after serving Norwood Promotional Products, Inc., Indianapolis, Indiana since 2003 as Senior Vice President and Chief Financial Officer. From September 1999 to September 2003 she was Vice President of Finance for the Inland Paperboard and Packaging subsidiary of Temple-Inland, Inc., also in Indianapolis.

Upon the appointment of Julie A. Beck, Jean Clifton has stepped down as Senior Vice President and Chief Financial Officer of Journal Register Company, which she has been on a temporary basis since June 2005, when she was promoted to President and Chief Operating Officer of the Company. Ms. Clifton will remain as President and Chief Operating Officer of the Company.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Text of press release issued by Journal Register Company, dated January 3, 2006 titled “Journal Register Company Appoints Julie A. Beck to Senior Vice President and Chief Financial Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Journal Register Company
(Registrant)

Date: 1/11/2006	/s/ Jean B. Clifton
By: Jean B. Clifton
Title: President and Chief Operating Officer